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                                                    ITEM 14(a)3, EXHIBIT 24(a)
INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in Registration Statement
No. 33-2338 of Tesoro Petroleum Corporation on Form S-8 of our report dated February 10, 1994, appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1993.

DELOITTE & TOUCHE

San Antonio, Texas
March 30, 1994